Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Investor Relations:
Vince Daniels
Media Relations:
Judy Katz
The Investor Relations Group
(212) 825-3210

Leading Stem Cell Company Launches Research Facility in California

Support for Regenerative Medicine Fuels Advanced Cell Technology’s Move

Alameda, CA and Worcester, MA, February 7, 2006 — Advanced Cell Technology, Inc. (OTCBB:ACTC) has announced today that it has opened a new 15,000 square foot state-of-the-art facility in Alameda, California that encompasses a 10,000 square foot Good Manufacturing Practice (GMP) capable laboratory.  ACT’s operation of  a laboratory capable of manufacturing clinical-grade product based on human embryonic stem cell technology demonstrates the company’s commitment to be a world leader in the development of new human therapies in the emerging field of regenerative medicine. In conjunction with the sublease, the company acquired cell culture and manufacturing equipment previously validated for use in the GMP manufacture of cell-based therapies.

The company is in part opening its new facility in California in order to participate in the Proposition 71 initiative. With the passage of Proposition 71 in California, voters approved $3.0 billion in funding for the stem cell industry over the next ten years.  The newly established California Institute for Regenerative Medicine (CIRM) was created to regulate stem cell research and provide funding, through grants and loans, for such research and research facilities.

William Caldwell, CEO of Advanced Cell Technology, commented,  “Proposition 71 is intended to make California a leader in stem cell research and create new jobs in the state. We believe California will be a leader in supporting the science of regenerative medicine, and as such, this is a great location for Advanced Cell Technology to expand its scientific team and product development efforts.”

“The opening of a California-based research and development facility is a significant milestone towards preclinical and clinical testing and the eventual commercialization of regenerative medicine utilizing human embryonic stem cell technology,” Caldwell emphasized.

 “ACT will continue to operate  its facility in Worcester, Massachusetts  that will support the company’s research and development programs in embryonic stem cell biology and nuclear reprogramming,” said Dr. Michael West, ACT’s President and Chief Scientific Officer.  “The acquisition of the GMP manufacturing facility and related equipment in our California facility will help us take the lead in the validated scale-up and manufacture of cells that will be used in our preclinical and human clinical trials.”

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc. is a biotechnology company applying stem cell technology in the emerging field of regenerative medicine.  The company operates facilities in Alameda, California and Worcester, Massachusetts. For more information about the company, please visit http://www.advancedcell.com.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally.  Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-QSB for the quarter ended September 30, 2005.

Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.